Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports First Quarter 2025 Results

WESTFORD, Mass., April 29, 2025 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended March 29, 2025.

First Quarter Financial Highlights
•Bookings increased 3% to $256 million
•Revenue decreased 4% to $239 million
•Gross margin increased 150 basis points to 46.1%
•Net income decreased 3% to $24 million
•GAAP EPS decreased 3% to $2.04
•Adjusted EPS decreased 12% to $2.10
•Adjusted EBITDA decreased 8% to $48 million and represented 20.0% of revenue
•Operating cash flow remained flat at $23 million
•Free cash flow increased 15% to $19 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Our first quarter results were in line with expectations across most financial metrics despite the increasing geopolitical and trade uncertainties,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “We had record demand for our aftermarket parts, and our operations teams around the globe once again executed extremely well in a challenging environment. This solid execution contributed to strong margin performance and healthy free cash flow in the first quarter.”

First Quarter 2025 Compared to 2024
Revenue decreased four percent to $239.2 million compared to $249.0 million in 2024. Organic revenue decreased five percent, which excludes a three percent increase from acquisitions and a two percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 46.1 percent, compared to 44.6 percent in 2024.

Net income was $24.1 million, decreasing three percent compared to $24.7 million in 2024. GAAP EPS decreased three percent to $2.04 compared to $2.10 in 2024, while adjusted EPS decreased 12 percent to $2.10 compared to $2.38 in 2024. Adjusted EPS excludes acquisition-related costs of $0.06 in 2025 and $0.28 in 2024.

Adjusted EBITDA decreased eight percent to $47.9 million and represented 20 percent of revenue compared to $52.2 million and 21 percent of revenue in 2024. Operating cash flow was $22.8 million in both 2025 and 2024 and free cash flow increased 15 percent to $19.0 million compared to $16.6 million in 2024.

Bookings increased three percent to $256.2 million compared to $248.4 million in 2024. Organic bookings increased two percent, which excludes a four percent increase from acquisitions and a three percent decrease from the unfavorable effect of foreign currency translation.

Kadant Reports First Quarter 2025 Results
April 29, 2025

Summary and Outlook
"The geopolitical and trade policy uncertainty has impacted our outlook for 2025,” continued Mr. Powell. “Based on the tariffs currently in effect, we estimate incremental tariff costs of $5 to $6 million, or $0.32 to $0.39 per share, in 2025. In addition, economic uncertainty has resulted in some customers delaying large capital projects to later in the year, which has caused the associated revenue to move into 2026. These tariff-related impacts are subject to change based on the outcome of the ongoing tariff negotiations and our tariff mitigation efforts. For 2025, we now expect revenue of $1.020 to $1.040 billion, revised from our previous guidance of $1.040 to $1.065 billion, and GAAP EPS of $8.97 to $9.17, revised from our previous GAAP EPS guidance of $9.63 to $9.98. After excluding $0.08 of acquisition-related costs, we now expect adjusted EPS of $9.05 to $9.25, revised from our previous adjusted EPS guidance of $9.70 to $10.05. For the second quarter of 2025, we expect revenue of $243 to $250 million, GAAP EPS of $1.89 to $1.99 and, after excluding $0.01 of acquisition-related costs, adjusted EPS of $1.90 to $2.00.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday April 30, 2025, at 11:00 a.m. Eastern Time to discuss its first quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BI411386002d3c4478b11398c7d746aa52 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through May 30, 2025.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the first quarter of 2025 included $8.0 million from acquisitions and an unfavorable foreign currency translation effect of $5.8 million compared to the first quarter of 2024. Our other non-GAAP financial measures exclude amortization expense related to acquired profit in inventory and backlog, acquisition costs, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

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Kadant Reports First Quarter 2025 Results
April 29, 2025

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

First Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $0.4 million in 2025 and $3.1 million in 2024.
•Pre-tax acquisition costs of $0.3 million in 2025 and $1.1 million in 2024.
•Pre-tax indemnification asset reversal of $0.1 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $0.3 million ($0.4 million net of tax of $0.1 million) in 2025 and $2.4 million ($3.1 million net of tax of $0.7 million) in 2024.
•After-tax acquisition costs of $0.3 million in 2025 and $0.9 million ($1.1 million net of tax of $0.2 million) in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $3.8 million in 2025 and $6.3 million in 2024.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports First Quarter 2025 Results
April 29, 2025

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	March 29, 2025	March 30, 2024
Revenue	$239,210	$248,975
Costs and Operating Expenses:
Cost of revenue	128,880	138,013
Selling, general, and administrative expenses	71,221	70,305
Research and development expenses	3,523	3,730
	203,624	212,048
Operating Income	35,586	36,927
Interest Income	517	611
Interest Expense	(3,822)	(4,669)
Other Expense, Net	(16)	(30)
Income Before Provision for Income Taxes	32,265	32,839
Provision for Income Taxes	7,828	7,854
Net Income	24,437	24,985
Net Income Attributable to Noncontrolling Interests	(374)	(296)
Net Income Attributable to Kadant	$24,063	$24,689

Earnings per Share Attributable to Kadant:
Basic	$2.05	$2.11
Diluted	$2.04	$2.10

Weighted Average Shares:
Basic	11,760	11,724
Diluted	11,776	11,744

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	March 29, 2025	March 29, 2025	March 30, 2024	March 30, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,063	$2.04	$24,689	$2.10
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	296	0.03	2,369	0.20
Acquisition Costs	315	0.03	930	0.08
Adjusted Net Income and Adjusted Diluted EPS (a)	$24,674	$2.10	$27,988	$2.38

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	March 29, 2025	March 30, 2024	Increase (Decrease)
Flow Control	$92,441	$86,682	$5,759	$780
Industrial Processing	89,524	105,861	(16,337)	(13,504)
Material Handling	57,245	56,432	813	719
	$239,210	$248,975	$(9,765)	$(12,005)

Percentage of Parts and Consumables Revenue	75%	69%

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Kadant Reports First Quarter 2025 Results
April 29, 2025

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (b)
Bookings by Segment	March 29, 2025	March 30, 2024
Flow Control	$99,987	$94,670	$5,317	$(930)
Industrial Processing	92,366	89,877	2,489	5,499
Material Handling	63,865	63,883	(18)	(535)
	$256,218	$248,430	$7,788	$4,034

Percentage of Parts and Consumables Bookings	74%	69%

	Three Months Ended
Additional Segment Information	March 29, 2025	March 30, 2024
Gross Margin:
Flow Control	53.3%	53.9%
Industrial Processing	44.1%	41.7%
Material Handling	37.7%	35.6%
Consolidated	46.1%	44.6%

Operating Income:
Flow Control	$22,752	$21,710
Industrial Processing	16,832	19,999
Material Handling	7,535	5,541
Corporate	(11,533)	(10,323)
	$35,586	$36,927

Adjusted Operating Income (a,c):
Flow Control	$23,152	$21,912
Industrial Processing	16,966	21,794
Material Handling	7,699	7,888
Corporate	(11,533)	(10,323)
	$36,284	$41,271

Capital Expenditures:
Flow Control	$1,509	$1,874
Industrial Processing	1,325	2,883
Material Handling	999	1,506
Corporate	3	8
	$3,836	$6,271

	Three Months Ended
Cash Flow and Other Data	March 29, 2025	March 30, 2024
Operating Cash Flow	$22,835	$22,831
Capital Expenditures	(3,836)	(6,271)
Free Cash Flow (a)	$18,999	$16,560

Depreciation and Amortization Expense	$12,013	$11,739

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Kadant Reports First Quarter 2025 Results
April 29, 2025

Balance Sheet Data	March 29, 2025	December 28, 2024
Assets
Cash, Cash Equivalents, and Restricted Cash	$93,805	$95,946
Accounts Receivable, net	145,907	142,462
Inventories	153,544	146,092
Contract Assets	12,222	18,408
Property, Plant, and Equipment, net	170,548	170,331
Intangible Assets	274,782	279,494
Goodwill	484,501	479,169
Other Assets	100,130	98,443
	$1,435,439	$1,430,345
Liabilities and Stockholders' Equity
Accounts Payable	$49,305	$51,062
Debt Obligations	274,936	286,504
Other Borrowings	1,940	2,023
Other Liabilities	222,688	232,628
Total Liabilities	548,869	572,217
Stockholders' Equity	886,570	858,128
	$1,435,439	$1,430,345

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	March 29, 2025	March 30, 2024
Consolidated
Net Income Attributable to Kadant	$24,063	$24,689
Net Income Attributable to Noncontrolling Interests	374	296
Provision for Income Taxes	7,828	7,854
Interest Expense, Net	3,305	4,058
Other Expense, Net	16	30
Operating Income	35,586	36,927
Acquired Profit in Inventory Amortization (d)	11	2,331
Acquired Backlog Amortization (e)	379	799
Acquisition Costs	337	1,124
Indemnification Asset (Provision) Reversal, Net (f)	(29)	90
Adjusted Operating Income (a)	36,284	41,271
Depreciation and Amortization	11,634	10,940
Adjusted EBITDA (a)	$47,918	$52,211
Adjusted EBITDA Margin (a,g)	20.0%	21.0%

Flow Control
Operating Income	$22,752	$21,710
Acquired Profit in Inventory Amortization (d)	11	—
Acquired Backlog Amortization (e)	279	—
Acquisition Costs	8	—
Indemnification Asset Reversal (f)	102	202
Adjusted Operating Income (a)	23,152	21,912
Depreciation and Amortization	3,012	2,221
Adjusted EBITDA (a)	$26,164	$24,133
Adjusted EBITDA Margin (a,g)	28.3%	27.8%

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Kadant Reports First Quarter 2025 Results
April 29, 2025

		Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)		March 29, 2025	March 30, 2024
Industrial Processing
	Operating Income	$16,832	$19,999
	Acquired Profit in Inventory Amortization (d)	—	1,291
	Acquisition Costs	340	599
	Indemnification Asset Provision (f)	(206)	(95)
	Adjusted Operating Income (a)	16,966	21,794
	Depreciation and Amortization	4,725	5,159
	Adjusted EBITDA (a)	$21,691	$26,953
	Adjusted EBITDA Margin (a,g)	24.2%	25.5%

Material Handling
	Operating Income	$7,535	$5,541
	Acquired Profit in Inventory Amortization (d)	—	1,040
	Acquired Backlog Amortization (e)	100	799
	Acquisition Costs	(11)	525
	Indemnification Asset Reversal (Provision) (f)	75	(17)
	Adjusted Operating Income (a)	7,699	7,888
	Depreciation and Amortization	3,886	3,548
	Adjusted EBITDA (a)	$11,585	$11,436
	Adjusted EBITDA Margin (a,g)	20.2%	20.3%

Corporate
	Operating Loss	$(11,533)	$(10,323)
	Depreciation and Amortization	11	12
	EBITDA (a)	$(11,522)	$(10,311)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,500 employees in 20 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance,
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Kadant Reports First Quarter 2025 Results
April 29, 2025

demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com